As filed with the United States Securities and Exchange Commission on December 28, 2010

REGISTRATION STATEMENT NO. 333-169771

REGISTRATION STATEMENT NO. 333-156369

REGISTRATION STATEMENT NO. 333-155808

REGISTRATION STATEMENT NO. 333-135355

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-169771)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 ON FORM S-1

(Registration Statement No. 333-156369)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 ON FORM S-1

(Registration Statement No. 333-155808)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 ON FORM S-1

(Registration Statement No. 333-135355)

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

Pacific Capital Bancorp

(Exact name of Registrant as specified in its charter)

California	6022	95-3673456
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 East Carrillo Street

Santa Barbara, California 93101

(805) 564-6405

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christine M. Sontag, Esq.

Senior Vice President and Associate General Counsel

20 East Carrillo Street

Santa Barbara, California 93101

(805) 564-6405

(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copies to:

Joshua A. Dean, Esq.

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, California 92626

(714) 371-2500

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

THIS POST-EFFECTIVE AMENDMENT WILL BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statements (the “Registration Statements”) filed by Pacific Capital Bancorp (the “Registrant”) with the Securities and Exchange Commission:

(i) Registration Statement on Form S-1 (Registration No. 333-169771) filed on October 5, 2010, registering 726,975,565 shares of the Registrant’s common stock, no par value (“Common Stock”), for issuance by the Registrant in connection with a rights offering. The Registrant sold an aggregate of 382,183,137 shares of Common Stock under this registration statement.

(ii) Registration Statement on Form S-3 (Registration No. 333-156369) filed on December 19, 2008, registering (a) 180,634 shares of the Registrant’s Series B Fixed Rate Cumulative Perpetual Preferred Stock, no par value (“Series B Preferred Stock”), (b) a warrant for the purchase of 1,512,003 shares of Common Stock (the “Warrant”), and (c) 1,512,003 shares of Common Stock issuable upon exercise of the Warrant, in each case for resale by selling securityholders. The selling securityholders did not sell any shares of Series B Preferred Stock or Common Stock or the Warrant under this registration statement.

(iii) Registration Statement on Form S-3 (Registration No. 333-155808) filed on December 1, 2008, registering 4,500,000 shares of Common Stock for issuance by the Registrant in connection with the Pacific Capital Bancorp Dividend Reinvestment and Direct Stock Purchase Plan. The Registrant did not sell any shares of Common Stock under this Registration Statement.

(iv) Registration Statement on Form S-3 (Registration No. 333-135355) filed on June 27, 2006, registering an indeterminate amount of debt securities for issuance by the Registrant. The Registrant did not sell any debt securities under this Registration Statement.

In accordance with an undertaking made by the Registrant in each of the Registration Statements, the Registrant hereby amends the Registration Statements to deregister any remaining securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Barbara, State of California on December 28, 2010.

PACIFIC CAPITAL BANCORP

By:	/s/ Carl B. Webb
Name:	Carl B. Webb
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald J. Ford	Director, Chairman of the Board	December 28, 2010
Gerald J. Ford

/s/ Carl B. Webb	Chief Executive Officer and Director	December 28, 2010
Carl B. Webb

/s/ Mark K. Olson	Chief Financial Officer	December 28, 2010
Mark K. Olson

/s/ D. Vernon Horton	Director	December 28, 2010
D. Vernon Horton

/s/ George S. Leis	Director	December 28, 2010
George S. Leis

/s/ Edward E. Birch	Director	December 28, 2010
Edward E. Birch

/s/ John R. Mackall	Director	December 28, 2010
John R. Mackall

/s/ Kathy J. Odell	Director	December 28, 2010
Kathy J. Odell

/s/ Richard S. Hambleton, Jr.	Director	December 28, 2010
Richard S. Hambleton, Jr.

/s/ Roger C. Knopf	Director	December 28, 2010
Roger C. Knopf

/s/ Richard A. Nightingale	Director	December 28, 2010
Richard A. Nightingale

/s/ H. Gerald Bidwell	Director	December 28, 2010
H. Gerald Bidwell

/s/ S. Lachlan Hough	Director	December 28, 2010
S. Lachlan Hough

/s/ William R. Loomis Jr.	Director	December 28, 2010
William R. Loomis Jr.